Exhibit 10.5

CF Columbia
   Financial
   Group ___________________________________________________________________
                         1301 York Road * Suite 400 * Lutherville MD 21093
                                  Tel: (410)321- 1799 * Fax (410) 321-1753



                             CONSULTANT AGREEMENT

     Columbia Financial Group is an investor relations, direct marketing, publishing, public relations and advertising firm with expertise in the dissemination of information about publicly traded companies. Also in the business of providing investor relations services, public relations services, publishing, advertising services, fulfillment services, as well as Internet related services.

     Agreement made this 13th    day of September, 2000, between Whole Living,
Inc. (hereinafter referred to as "Corporation"), and Columbia Financial Group, Inc. (hereinafter referred to as "Consultant"), (collectively referred to as the "Parties"):

                                  Recitals:

     The Corporation desires to engage the services of the Consultant to perform for the Corporation consulting services regarding all phases of the Corporation's "Investor Relations" to include direct investor relations and broker/dealer relations as such may pertain to the operation of the Corporation's business.

     The Consultant desires to consult with the Board of Directors, the Officers of the Corporation, and certain administrative staff members of the Corporation, and to undertake for the Corporation consultation as to the company's investor relations activities involving corporate relations and relationships with various broker/dealers involved in the regulated securities industry.

                                  AGREEMENT

     1. The respective duties and obligations of the contracting Parties shall be for a period of twelve (12) months commencing on the date first appearing above. This Agreement may be terminated by either parties only in accordance with the terms and conditions set forth in Paragraph 8.

                        Services Provided by Consultant

     2. Consultant will provide consulting services in connection with the Corporation's "investor relations" dealings with NASD broker/dealers and the investing public. (At no time shall the Consultant provide services which would require Consultant to be registered and licensed with any federal or state regulatory body or self-regulating agency.) During the term of this Agreement, Consultant will provide those services customarily provided by an investor relations firm to a Corporation, including but not limited to the following:

                           Columbia Financial Group

          (a) Aiding the Corporation in developing a marketing plan directed at informing the investing public as to the business of the Corporation; and

          (b) Providing assistance and expertise in devising an advertising campaign in conjunction with the marketing campaign as set forth in (1) above; and

          (c) Advise the Corporation and provide assistance in dealing with institutional investors as it pertains to the Corporation's offerings of its securities; and

          (d) Aid and assist the Corporation in the Corporation's efforts to secure "market makers" which will trade the Corporation's stock to the public by providing such information as may be required; and

          (e) Aid and advise the Corporation in establishing a means of securing nationwide interest in the Corporation's securities; and

          (f) Aid and assist the Corporation in creating an "institutional site program" to provide ongoing and continuous information to fund managers; and

          (g) Aid and consult with the Corporation in the preparation and dissemination of press releases and news announcements; and

          (h) Aid and consult with the Corporation in the preparation and dissemination of all "due diligence" packages requested by and furnished to NASD registered broker/dealers, the investing public, and/or other institutional and/or fund mangers requesting such information from the Corporation.

                                 Compensation

     3. In consideration for the services provided by Consultant to the Corporation, the Corporation shall on behalf of the Consultant caused to be vested immediately upon the signing of this agreement:

               800,000 five year warrants at $2.00 per share.

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                           Columbia Financial Group

                                  Compliance

     4. At the time consultants give notice to the Company or execution of the Warrants referred to in #3, Compensation above, common shares underlying the warrants, delivered by Corporation to Consultant will, at that particular time be free trading, or if not, the shares shall be incorporated in the next registration statement filed by the Corporation. The warrants shall have "piggy back" registration rights and will, at the expense of the Corporation, be included in said registration statement in a timely manner.

Representation of Corporation

     5     (a). The Corporation, upon entering this Agreement, hereby warrants and guarantees to the Consultant that to the best knowledge of the Officers and Directors of the Corporation, all statements, either written or oral, made by the Corporation to the Consultant are true and accurate, and contain no misstatements of a material fact. Consultant acknowledges that estimates of performance made by Corporation are based upon the best information available to Corporation officers at the time of said estimates of performance. The Corporation acknowledges that the information it delivers to the Consultant will be used by the Consultant in preparing materials regarding the Company's business, including but not necessarily limited to, its financial condition, for dissemination to the public. Therefore, in accordance with Paragraph 6, below, the Corporation shall hold harmless the Consultant from any and all errors, omissions, misstatements, except those made in a negligent or intentionally misleading manner in connection with all information furnished by Corporation to Consultant.

          (b). Consultant shall agree to release information only with written or verbal approval of the company.

     6.
          Corpas Investments, Inc.
          1.  Authorized: ________ shares
          2.  Issued: ________ shares
          3.  Outstanding: _________ shares
          4.  Free trading (float): ________ shares
          5.  Shares subject to Rule 144 restrictions: ________ shares
               (approx.)

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                           Columbia Financial Group

                              Limited Liability

     7. With regard to the services to be performed by the Consultant pursuant to the terms of this Agreement, the Consultant shall not be liable to the Corporation, or to anyone who may claim any right due to any relationship with the Corporation, for any acts or omissions in the performance of services on the part of the Consultant, except when said acts or omissions of the Consultant are due to its willful misconduct or culpable negligence.

                                 Termination

     8. This Agreement may be terminated by either party upon the giving of not less than thirty (30) days written notice, delivered to the parties at such address or addresses as set forth in Paragraph 9, below. In the event this Agreement is terminated by the Corporation, compensation paid by Corporation pursuant to paragraph 3 above, to the Consultant to the date of termination (or through the end of the month during which notice of termination is delivered). In the event this Agreement is terminated by consultant, compensation shall be reimbursed to Corporation as follows:

     The Agreement will be divided into four equal quarters. If termination occurs within the first quarter or initial ninety (90) days of the Agreement the Consultants will have no obligation to return any of the initial compensation of the contract pursuant to paragraph 3 above. Each and every subsequent quarter of the Agreement will have an equal amount of compensation. If termination occurs within any quarter of the Agreement the Consultants will return a pro rata amount based on a 90 day quarter.

     The valuation of said shares for purposes of repayment of shares, shall be the bid price of said shares as of the date shares are tendered back to the Corporation. If there is no bid price, then the price shall be agreed to, by separate writing to be determined by the parties upon the execution of this agreement.

                                   Notices

     9. Notices to be sent pursuant to the terms and conditions of this Agreement, shall be sent as follows:

     Timothy J. Rieu                    Bill Turnbull
     Columbia Financial Group, Inc.     Whole Living, Inc.
     1301 York Road, Ste. 400           629 East 700 South, Ste. 201
     Lutherville, Maryland 21093        American Fork, UT 84003

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                           Columbia Financial Group

                               Attorney's Fees

     In the event any litigation or controversy, including arbitration, arises out of or in connection with this Agreement between the Parties hereto, the prevailing party in such litigation, arbitration or controversy, shall be entitled to recover from the other party or parties, all reasonable attorney's fees expenses and suit costs, including those associated within the appellate or post judgement collections proceedings.

                                 Arbitration

     10. In connection with any controversy or claim arising out of or relating to this Agreement, the Parties hereto agree that such controversy shall be submitted to arbitration, in conformity with the Federal Arbitration Act (Section 9 U.S. Code Section 901 et seq), and shall be conducted in accordance with the Rules of the American Arbitration Association. Any judgment rendered as a result of the arbitration of any dispute herein, shall upon being rendered by the arbitrators be submitted to a Court of competent jurisdiction with the state of Maryland, if initiated by Consultant, or in the state of Utah if initiated by the Corporation.

                                Governing Law

     11. This Agreement shall be construed under and in accordance with the laws of the State of Utah, and all parties hereby consent to Utah as the proper jurisdiction for said proceeding provided herein.

                                 Parties Bound

     12. This Agreement shall be binding on and inure to the benefit of the contracting parties and their respective heirs, executors, administrators, legal representatives, successors, and assigns when permitted by this Agreement.

                              Legal Construction

     13. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the invalidity, illegality, or unenforceability shall not affect any other provision, and this Agreement shall be construed as if the invalid, illegal, or unenforceable provision had never been contained in it.

                         Prior Agreements Superseded

     14. This Agreement constitutes the sole and only Agreement of the contracting parties and supersedes any prior understandings or written or oral agreements between the respective parties. Further, this Agreement may only be modified or changed by written agreement signed by all the parties hereto.

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                           Columbia Financial Group

                 Multiple Copies or Counterparts of Agreement

     15. The original and one or more copies of this Agreement may be executed by one or more of the parties hereto. In such event, all of such executed copies shall have the same force and effect as the executed original, and all of such counterparts taken together shall have the effect of a fully executed original. Further, this Agreement may be signed by the parties and copies hereof delivered to each party by way of facsimile transmission, and such facsimile copies shall be deemed original copies for all purposes if original copies of the parties' signatures are not delivered.

                     Liability of Miscellaneous Expenses

     16. The Corporation shall be responsible to any miscellaneous fees and costs approved in writing prior by the Corporation or its agents to commitment that are unrelated to the agreement made between the Parties.

                                   Headings

     17. Headings used throughout this Agreement are for reference and convenience, and in no way define, limit or describe the scope or intent of this Agreement or effect its provisions.

     IN WITNESS WHEREOF, the Parties have set their hands and seal as of the date written above.


                                       /s/ Timothy J. Rieu
                                   BY: _______________________
                                       Timothy J. Rieu, President
                                       Columbia Financial Group, Inc.


                                       /s/ William Turnbull
                                   BY: _______________________
                                       William Turnbull
                                       Whole Living, Inc.

                 Confidentiality and Non-Disclosure Agreement

Confidentiality and Non-Disclosure Agreement made and entered into effective December 5, 2000 by and between Whole Living, Inc. (Whole Living) and Columbia Financial Group (CFG).

"Confidential Information" as used herein shall mean the "distributor mailing lists" that CFG, and certain associated companies and individuals, will use in the mailing of information postcards to Whole Living distributors.

CFG acknowledges and agrees that Confidential Information is proprietary to and a valuable trade asset of Whole Living, and that any disclosure on unauthorized use thereof will cause irreparable harm and loss to Whole Living. In consideration of the proprietary nature of the Confidential Information disclosed or to be disclosed to CFG and its associated companies or individuals, and as an inducement for such disclosure, CFG agrees to maintain confidential all such information from the date hereof.

CFG further specifically agrees (1) not to disclose or cause to be disclosed any Confidential Information provided by Whole Living during the relationship of the parties hereto, (2) to assure, by written agreement where appropriate, that the Confidential Information is used by any associated company or individual, such as printers, shippers, etc., including the undersigned, only for the express purposes for which you retained their services, and not for any purpose other than the printing and mailing of the information postcards, and (3) to return, or cause to be returned by associated parties, immediately after the completion of each mailing, all confidential information, including all copies and records thereof, to Whole Living.

In witness whereof the parties hereto have caused this Agreement to be executed by their duly authorized representatives.

WHOLE LIVING, INC.                         COLUMBIA FINANCIAL GROUP

                                              /s/ Timothy J. Rieu
By_____________________________            By___________________________


Its_____________________________           Its___________________________

                                                 12/7/00
Date___________________________            Date__________________________




                                           ______________________________
                                           Company Name

                                           By___________________________

                                           Its___________________________

                                           Date__________________________

                       ADDENDUM TO CONSULTING AGREEMENT
           BETWEEN COLUMBIA FINANCIAL GROUP AND WHOLE LIVING, INC.
        DATED SEPTEMBER 13, 2000 AND AMENDMENT TO CONSULTING AGREEMENT


     This is an Addendum to that Consulting Agreement dated September 13, 2000 as amended as of that same date between Columbia Financial Group
("Consultant") and Whole Living, Inc. ("Corporation") (the "Consulting Agreement as Amended").

     The following terms are hereby incorporated as part of the Consulting Agreement as Amended, and to the extent these terms modify or conflict with any provisions of the Consulting Agreement as Amended, these terms shall control. All other terms of the Consulting Agreement as Amended not modified shall remain the same.

     1. Corporation and Consultant agree and hereby amend paragraph 3 by reducing the exercise price for the 800,000 warrants with a term of five years from $2.00 per share to $.50 per share.

     DATED this 12th day of April, 2001.


                                   COLUMBIA FINANCIAL GROUP, INC.

                                        /s/ Timothy J. Rieu
                                   By: _______________________________
                                        Timothy J. Rieu, President


                                   WHOLE LIVING, INC.

                                        /s/ Ron Williams
                                   By: ________________________________
                                        Ron Williams